As filed with the Securities and Exchange Commission on May 12, 2016
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Turning Point Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0709285 (I.R.S. Employer Identification No.)

5201 Interchange Way
Louisville, Kentucky 40229
 (502) 778-4421
(Address of Principal Executive Offices,
including zip code and telephone number)

NORTH ATLANTIC HOLDING COMPANY, INC. 2006 EQUITY INCENTIVE PLAN; AND
TURNING POINT BRANDS, INC. 2015 EQUITY INCENTIVE PLAN
(Full title of the plan)

Lawrence S. Wexler
Chief Executive Officer
5201 Interchange Way
Louisville, Kentucky 40229
 (502) 778-4421
(Name, address and telephone number,
including area code, of agent for service)

Copies to:
Brett Nadritch, Milbank Tweed Hadley & McCloy LLP 28 Liberty Street New York, New York 10005 (212) 530-5301	James W. Dobbins General Counsel 5201 Interchange Way Louisville, Kentucky 40229 (502) 778-4421

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee(6)
Common Stock par value $0.01	1,667,283 shares	(2)	$2.19	(3)	$3,651,349	(3)	$367.69
Common Stock par value $0.01	1,400,000 shares	(4)	$10.00	(5)	$14,000,000	(5)	$1,409.80

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock as may become issuable pursuant to the adjustment provisions of the Turning Point Brands, Inc. (f/k/a North Atlantic Holding Company, Inc.) 2006 Equity Incentive Plan (the “2006 Plan”) and the Turning Point Brands, Inc. 2015 Equity Incentive Plan (the “2015 Plan” and, together with the 2006 Plan, the “Plans”), including stock splits, stock dividends or similar transactions.

(2)	Consists of 1,667,283 shares of common stock underlying outstanding options awards granted under the 2006 Plan.

(3)	Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the weighted average exercise price of the options granted.

(4)	Consists of shares of common stock issuable in respect of awards to be granted under the 2015 Plan.

(5)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act and based upon the initial public offering price per share of $10.00 as set forth in the prospectus of Turning Point Brands, Inc. dated May 10, 2016 as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

(6)
The Registrant previously paid a registration fee of $12,587.50, of which $9,389.21 was paid in connection with registering 6,210,000 shares of common stock. All registration fees have been previously paid.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Turning Point Brands, Inc., a Delaware company (the “Company”), will provide free of charge all participants in the Plans with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.  In accordance with the rules and regulations of the Commission, the Company has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

     The following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

     (a)                The Company’s prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act dated May 10, 2016, relating to the Company’s Registration Statement on Form S-1, as amended (File No. 333-207816); and

     (b)                The description of the Company’s common stock contained in the prospectus forming part of the Company’s Registration Statement on Form S-1, as amended (File No. 333-207816), originally filed with the Securities and Exchange Commission on November 5, 2015, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on May 4, 2016, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

     Not applicable.

Item 5.         Interests of Named Experts and Counsel.

     Not applicable.

Item 6.         Indemnification of Directors and Officers.

     Subject to any terms, conditions, or restrictions set forth in the second amended and restated certificate of incorporation of the Company, Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware company to indemnify and hold harmless any director or officer from and against all claims and demands whatsoever, provided that such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation.

     As permitted by Delaware law, the Company’s amended and restated certificate of incorporation provides that no director will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (a) any breach of duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) willful or negligent violations of Section 174 of the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (d) for any transaction from which the director derived an improper personal benefit.

     Pursuant to its amended and restated bylaws, the Company shall indemnify and hold harmless to the fullest extent permitted by Delaware law those of its directors and officers made party or threatened to be made a party to or otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including attorneys’ fees, fines, amounts paid in settlement and certain other expenses) reasonably incurred or suffered by such person in connection therewith and entitles such person to the advancement of any expenses incurred in connection with defending such proceeding.  The Company may, to the extent authorized from time to time by the Board of Directors, also grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company.

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.  The Company has purchased insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the Company or any of its direct or indirect subsidiaries.

     The Company has entered into an indemnification agreement with each of its directors and executive officers.  These agreements, among other things, require the Company to indemnify such directors and executive officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by any such person in any action or proceedings, including any action by the Company or in its right, arising out of such person’s services as a director or officer of the Company, any of its subsidiaries or any other company or enterprise to which the person provides services at the Company’s request to the fullest extent permitted by law.

     The foregoing summaries are necessarily subject to the complete text of the applicable statute, the Company’s amended and restated certificate of incorporation and amended and restated bylaws, and the insurance policies referred to above and are qualified in their entirety by reference hereto.

Item 7.         Exemption from Registration Claimed.

     Not applicable.

Item 8.         Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1*	Form of Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A, filed on November 24, 2015).

4.2*	Amended and Restated By-laws (incorporated by reference from Exhibit 3.3 to the Company's Registration Statement on Form S-1/A, filed on November 24, 2015).

5.1**	Opinion of Milbank Tweed Hadley & McCloy LLP as to the legality of the securities being registered.

23.1**	Consent of RSM US LLP.

23.2**	Consent of Milbank Tweed Hadley & McCloy LLP (contained in Exhibit 5.1 hereto).

24.1**	Powers of Attorney (included on the signature page hereof).

99.1*
Form of Turning Point Brands, Inc. (f/k/a North Atlantic Holding Company, Inc.) 2015 Equity Incentive Plan (the “2015 Plan”) (incorporated herein by reference to Exhibit 10.1 to the Company’s Form S-1/A, filed on November 24, 2015).

99.2*	North Atlantic Holding Company, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) (incorporated herein by reference to Exhibit 10.3 to the Company’s Form S-1, filed on November 5, 2015).

99.3*	Form of Award Agreement under the 2006 Plan (incorporated herein by reference to Exhibit 10.4 to the Company’s Form S-1, filed on November 5, 2015).

*	Incorporated by reference as indicated.
**	Filed herewith.

Item 9.         Undertakings.

     (a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 12, 2016.

TURNING POINT BRANDS, INC.

By:	/s/ Lawrence S. Wexler
	Name:	Lawrence S. Wexler
	Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below appoints Lawrence S. Wexler, Mark Stegeman and James Dobbins, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Lawrence S. Wexler
Lawrence S. Wexler	Chief Executive Officer	May 12, 2016

/s/ Mark A. Stegeman
Mark A. Stegeman	Chief Financial Officer	May 12, 2016

/s/ Thomas F. Helms, Jr.
Thomas F. Helms, Jr.	Executive Chairman of the Board of Directors	May 12, 2016

/s/ Gregory H.A. Baxter
Gregory H.A. Baxter	Director	May 12, 2016

/s/ H.C. Charles Diao
H.C. Charles Diao	Director	May 12, 2016

/s/ David Glazek
David Glazek	Director	May 12, 2016

/s/ George W. Hebard III
George W. Hebard III	Director	May 12, 2016

/s/ Arnold Zimmerman
Arnold Zimmerman	Director	May 12, 2016

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Form of Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A, filed on November 24, 2015).

4.2*	Amended and Restated By-laws (incorporated by reference from Exhibit 3.3 to the Company's Registration Statement on Form S-1/A, filed on November 24, 2015).

5.1**	Opinion of Milbank Tweed Hadley & McCloy LLP as to the legality of the securities being registered.

23.1**	Consent of RSM US LLP.

23.2**	Consent of Milbank Tweed Hadley & McCloy LLP (contained in Exhibit 5.1 hereto).

24.1**	Powers of Attorney (included on the signature page hereof).

99.1*
Form of Turning Point Brands, Inc. (f/k/a North Atlantic Holding Company, Inc.) 2015 Equity Incentive Plan (the “2015 Plan”) (incorporated herein by reference to Exhibit 10.1 to the Company’s Form S-1/A, filed on November 24, 2015).

99.2*	North Atlantic Holding Company, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) (incorporated herein by reference to Exhibit 10.3 to the Company’s Form S-1, filed on November 5, 2015).

99.3*	Form of Award Agreement under the 2006 Plan (incorporated herein by reference to Exhibit 10.4 to the Company’s Form S-1, filed on November 5, 2015).

*	Incorporated by reference as indicated.
**	Filed herewith.